Exhibit 99.1
New River Pharmaceuticals Announces First Quarter 2006 Results

Radford, VA., May 11, 2006 - New River Pharmaceuticals Inc. (New River) (Nasdaq: NRPH) today announced its financial results for the three months ended April 2, 2006. New River recognized net income of $7.7 million, or $0.21 per share, basic and diluted for the three months ended April 2, 2006 compared to a net loss of $6.7 million, or $(0.19) per share, for the three months ended April 3, 2005.

Cash and short-term investment balances were $95.0 million at April 2, 2006. On February 6, 2006, New River received $50 million under the terms of its collaboration agreement with Shire Pharmaceuticals Group plc (Shire) (LSE: SHP; Nasdaq: SHPGY; TSX: SHQ) with respect to NRP104, New River’s lead drug under development. To date, New River has received $100 million under the terms of its collaboration with Shire, a portion of which is refundable under certain circumstances. For the three months ended April 2, 2006, New River recognized $21.3 million of revenue related to this collaboration. New River is recognizing milestone revenue from the collaboration that is not subject to refund over the estimated product development period for each of three indications for NRP104, pediatric, adult and adolescent, based on the estimated proportional effort associated with each indication. The revenue recognized during the three months ended April 2, 2006 included amounts that would have otherwise been recognized in prior periods if these amounts had not been fully refundable in certain circumstances. Consequently, New River anticipates that revenue recognized in future periods prior to the anticipated receipt of regulatory approval of NRP104 will be significantly less than the amount recognized during the three months ended April 2, 2006.

General and administrative expenses were $8.2 million for the three months ended April 2, 2006 compared to $3.2 million for the three months ended April 3, 2005. Effective January 2, 2006, New River adopted the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” (SFAS 123(R)). SFAS 123(R) requires companies to expense the grant-date fair value of employee equity awards over the vesting period. The adoption of this standard resulted in significant stock-based compensation expense during the three months ended April 2, 2006 and accounted for the majority of the increase in general and administrative expenses.

Research and development expenses were $5.5 million for the three months ended April 2, 2006 compared to $3.8 million for the three months ended April 3, 2005. This increase was primarily the result of the continued expansion of New River’s research and development programs and clinical trials associated with NRP104 and increases in compensation-related costs, including stock-based compensation expense, as a result of adopting the provisions of SFAS 123(R).

Also as a result of adopting the provisions of SFAS 123(R), New River recognized a cumulative effect of a change in accounting principle of approximately $711,000.

"We continue to make solid progress on all fronts and are meeting our milestones with respect to NRP104 and NRP290, the two most advanced products in our clinical pipeline," said Krish Krishnan, New River's Chief Financial Officer and Chief Operating Officer. "We are extremely pleased with the continued advancement of our preclinical pipeline and anticipate making IND filings on NRP409 and NRP388, the two most advanced candidates in our preclinical pipeline, by the end of the second quarter of 2006.”

New River Pharmaceuticals Inc. is a specialty pharmaceutical company developing novel pharmaceuticals that are generational improvements of widely prescribed drugs in large and growing markets.

For further information on New River, please visit the company’s website at www.nrpharma.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of New River Pharmaceuticals, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in the New River Pharmaceuticals Inc. annual report on Form 10-K, filed with the SEC on March 15, 2006; the timing, progress and likelihood of success of our product research and development programs; the timing and status of our preclinical and clinical development of potential drugs; the likelihood of success of our drug products in clinical trials and the regulatory approval process; our drug products’ efficacy, abuse and tamper resistance, onset and duration of drug action, ability to provide protection from overdose, ability to improve patients’ symptoms, incidence of adverse events, ability to reduce opioid tolerance, ability to reduce therapeutic variability, and ability to reduce the risks associated with certain therapies; the ability to develop, manufacture, launch and market our drug products; our projections for future revenues, profitability and ability to achieve certain sales targets; our estimates regarding our capital requirements and our needs for additional financing; the likelihood of obtaining favorable scheduling and labeling of our drug products; the likelihood of regulatory approval under the Federal Food, Drug, and Cosmetic Act without having to conduct long and costly trials to generate all of the data which are often required in connection with a traditional new chemical entity; our ability to develop safer and improved versions of widely prescribed drugs using our Carrierwave ™ technology; and our ability to obtain favorable patent claims. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New River Pharmaceuticals does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in New River Pharmaceuticals’ annual report on Form 10-K, filed with the SEC on March 15, 2006, as well as other public filings with the SEC.

Contacts:

The Ruth Group
John Quirk (investors)
646-536-7029
jquirk@theruthgroup.com

Zack Kubow (media)
646-536-7020
zkubow@theruthgroup.com

NEW RIVER PHARMACEUTICALS INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Unaudited)

Assets	April 2, 2006	January 1, 2006
Current assets:
Cash and cash equivalents	$27,839,344	$3,515,572
Short-term investments	67,175,000	49,250,000
Other receivables	152,884	135,755
Prepaid expenses	516,714	798,090

Total current assets	95,683,942	53,699,417
Property and equipment:
Leasehold improvements	94,609	94,609
Machinery and equipment	840,066	819,472
	934,675	914,081
Less accumulated depreciation and amortization	694,427	653,427

Property and equipment, net	240,248	260,654

Total assets	$95,924,190	$53,960,071
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Capital lease obligation - current	$22,931	$22,298
Accounts payable	2,629,281	1,548,473
Unpaid and accrued research and development expenses	2,704,013	3,201,732
Accrued compensation	719,017	2,203,898
Due to affiliates	71,243	—
Deferred revenue - current	7,672,624	—
Accrued stock based compensation - current	287,812	34,138
Total current liabilities	14,106,921	7,010,539

Capital lease obligation - noncurrent	21,172	27,148
Accrued stock-based compensation	7,947,997	3,404,435
Deferred revenue	71,000,000	50,000,000
Total liabilities	93,076,090	60,442,122

Shareholders’ Equity (Deficit):
Preferred stock, par value $0.001 per share.Authorized 25,000,000 shares; none issued and outstanding	—	—
Common stock, par value $0.001 per share. Authorized 150,000,000 shares; issued and outstanding 36,627,064 shares at April 2, 2006 and 36,367,064 shares at January 1, 2006	36,627	36,367
Additional paid-in capital	64,942,679	63,326,824
Accumulated deficit	(62,131,206)	(69,845,242)

Total shareholders’ equity (deficit)	2,848,100	(6,482,051)
Commitments and contingencies
Total liabilities and shareholders’ equity (deficit)	$95,924,190	$53,960,071

NEW RIVER PHARMACEUTICALS INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended
	April 2, 2006	April 3, 2005

Collaboration revenues	$21,327,376	—

Operating costs and expenses:
Selling, general, and administrative	8,217,505	3,175,281
Research and development	5,515,912	3,784,215
Depreciation and amortization of property and equipment	41,000	35,180

Total operating expenses	13,774,417	6,994,676

Operating income (loss)	7,552,959	(6,994,676)

Other income (expense):
Interest expense	(1,342)	—
Interest income	873,316	322,444

Total other income (expense), net	871,974	322,444

Income (loss) before cumulative effect of change in accounting principle	8,424,933	(6,672,232)

Cumulative effect of a change in accounting principle	(710,897)	—

Net income (loss)	$7,714,036	(6,672,232)

Net income (loss) per share:
Basic	$0.21	(0.19)

Diluted	$0.21	(0.19)